STRUCTURING FEE AGREEMENT

[            ], 2020

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated [            ], 2020 (the “Underwriting Agreement”), by and among Angel Oak Dynamic Financial Strategies Income Term Trust (the “Fund”), Angel Oak Capital Advisors, LLC (the “Adviser”), Keefe, Bruyette & Woods, Inc. (“KBW”) and the several other Underwriters named therein, severally, with respect to the issue and sale of the Fund’s common shares of beneficial interest, $0.001 par value per share (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1. Fee. In consideration of KBW’s services in offering advice relating to the distribution of the Fund’s Common Shares, the Adviser shall pay a fee to KBW in the aggregate amount of $[            ] (the “Fee”). The Fee shall be paid on or before the Firm Shares Closing Time (as defined in the Underwriting Agreement) or as otherwise agreed to by the parties. The payment shall be made by wire transfer to the order of Keefe, Bruyette & Woods, Inc. pursuant to the instructions included in an appropriate invoice.

The Fee paid to KBW shall not exceed [    ]% of the total price to the public of the Common Shares sold by the Fund in the Offering. In the event the Offering does not proceed, KBW will not receive any fees under this Agreement; however, for the avoidance of doubt, you may be reimbursed for accountable out-of-pocket expenses actually incurred by KBW pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

3. Indemnification. The Adviser agrees to the indemnification, contribution and limitation of liability and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Confidential Advice. Except (a) to the extent legally required (after consultation with, and approval as to form and substance by, KBW and its counsel), none of (i) the name of KBW, (ii) any advice rendered by KBW to the Adviser, or (iii) the terms of this Agreement or any communication from KBW, each in connection with the services performed by KBW pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Adviser or any of its affiliates or agents, without KBW’s prior written consent.

5. Information. The Adviser recognizes and confirms that KBW (a) has used and relied primarily on the information provided by the Adviser and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.

6. Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that KBW is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of KBW, and KBW is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that KBW’s engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether KBW has advised or are currently advising the Adviser on related or other matters).

7. Not Exclusive. Nothing herein shall be construed as prohibiting KBW or its affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

8. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

9. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement together with the Indemnification Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

12. Applicability to the Fund. Nothing in this Agreement is intended to or shall be deemed to bind the Fund, and the Fund shall have no obligation or liability under or in respect of this Agreement or the transaction contemplated hereby.

[Signature Page Follows]

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This Agreement shall be effective as of the date first written above.

Very truly yours,

ANGEL OAK CAPITAL ADVISORS, LLC

By:
Name:
Title:

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

[Signature Page to KBW Structuring Fee Agreement]

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Indemnification Agreement

[            ], 2020

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

In connection with the engagement of Keefe, Bruyette & Woods, Inc. (the “Bank”) to assist the undersigned, Angel Oak Capital Advisors, LLC, together with its affiliates and subsidiaries (the “Adviser”), with the matters set forth in the Structuring Fee Agreement dated [            ], 2020 between the Adviser and the Bank (the “Agreement”), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties with respect to the services performed pursuant to and in accordance with the Agreement. The Adviser will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the Bank’s willful misconduct, bad faith or gross negligence..

In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser will reimburse or cause to be reimbursed such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser (i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement. The indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay or cause to be paid the incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the indemnifying party, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the Indemnified Party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party; provided, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys (in addition to any local counsel) representing Indemnified Parties unless (based on the advice of counsel to the Indemnified Party) the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action.. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any Proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser, its owners and affiliates and Angel Oak Dynamic Financial Strategies Income Term Trust (the “Fund”), on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser, its owners and affiliates and the Fund, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser, its owners and affiliates and the Fund, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser, its owners and affiliates or the Fund, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or its employees or other agents), on the one hand, or by the Bank, on the other hand. The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Adviser agrees that no Indemnified Party shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Adviser or the Fund resulted solely from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

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THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE ADVISER, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Agreement together with the Structuring Fee Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the date first above written.

Very truly yours,

ANGEL OAK CAPITAL ADVISORS, LLC

By:
Name:
Title:

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

[Signature Page to KBW Indemnification Agreement]

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